                                                                    EXHIBIT 3.66

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SHAMROCK RADIO LICENSES, INC.", CHANGING ITS NAME FROM "SHAMROCK RADIO LICENSES, INC." TO "CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






            [SEAL]                                 /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                           Edward J. Freel, Secretary of State



                                                AUTHENTICATION:  8712624

                                                          DATE:  10-21-97

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SHAMROCK RADIO LICENSES, INC.



          Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Shamrock Radio Licenses, Inc. ("Corporation"), a Delaware corporation, hereby certifies that:

          1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

               FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

               "CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, INC."

          2. The Board of Directors and Shareholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

          IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17 day of October, 1997.


                                        SHAMROCK RADIO LICENSES, INC.,
                                        a Delaware Corporation




                                        By:        /s/ OMAR CHOUCAIR
                                           -------------------------------------
                                           Name:  Omar Choucair
                                           Title: Vice President

                       [CT CORPORATION SYSTEM LETTERHEAD]



Dear Ms. Gruhl:

Re:  Shamrock Radio Licenses, Inc.
     Shamrock Broadcasting, Inc.

Pursuant to instructions received, the Certificate of Change of Registered Agent and Registered Office for each of the above corporations were filed in the office of the Secretary of State of Delaware on October 14, 1997, at 9:00 a.m., and a certified copy of each thereof is being forwarded by the Secretary of State to the Recorder of Deeds of New Castle County, Wilmington, Delaware.

We enclose one certified copy of the Certificate of Change of Registered Agent and Registered Office for each of the above corporations.

Thanks, again.




Marcy C. Kinnamon
Senior Customer Specialist


MCK/sac
Enc.
FEDERAL EXPRESS
998098
Washington, D.C./Sharif


Sonja Gruhl
Latham & Watkins
1001 Pennsylvania Avenue, N.W.
Suite 1300
Washington, D.C. 20004-2505

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "SHAMROCK RADIO LICENSES, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                                   /s/ EDWARD J. FREEL
                                        ----------------------------------------
                                           Edward J. Freel, Secretary of State

                                   AUTHENTICATION:  8700833
                                             DATE:  10-14-97

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE


                                 *  *  *  *  *


          SHAMROCK RADIO LICENSES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is Delaware Corporation Organizers, Inc., 1201 N. Market Street, P.O. Box 1347, Wilmington, Delaware 19801 and the present registered office of the corporation is in the county of New Castle;

          The Board of Directors of SHAMROCK RADIO LICENSES, INC. adopted the following resolution on the 8th day of October, 1997.

          RESOLVED, that the registered office of SHAMROCK RADIO LICENSES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, SHAMROCK RADIO LICENSES, INC. has caused this statement to be signed by Omar Choucair, its Vice President, this 9th day of October, 1997.




                                                /s/ OMAR CHOUCAIR
                                        ----------------------------------
                                        Omar Choucair, Vice President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



          I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SHAMROCK RADIO LICENSES, INC." FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D. 1993, AT 1 O'CLOCK P.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                          *  *  *  *  *  *  *  *  *  *






                   [SEAL]                       /s/ WILLIAM T. QUILLEN
                                          ----------------------------------
                                          William T. Quillen, Secretary of State


                                             AUTHENTICATION:  *3976808

                                                       DATE:   07/15/1993

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 07/14/1993
   633195003 - 2343691




                          CERTIFICATE OF INCORPORATION

                                       OF

                         SHAMROCK RADIO LICENSES, INC.




     FIRST:    The name of the corporation is Shamrock Radio Licenses, Inc.

     SECOND:   The address of the corporation's registered office in the State of Delaware is 1201 North Market Street, Post Office Box 1347, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is Delaware Corporation Organizers, Inc.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH:   The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one cent ($.01) per share.

     FIFTH:    The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

     SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

     SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     EIGHTH:   The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     NINTH:    The incorporator is Siobain M. Perkins, whose mailing address is
P.O. Box 1347, Wilmington, Delaware 19899.

          I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this 14th day of July, 1993.





                                                /s/ SIOBAIN M. PERKINS
                                        ---------------------------------------
                                                   Siobain M. Perkins




                                     - 3 -